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                                                              EXHIBIT 5
                            LAW OFFICES OF
                            BRIAN W PUSCH
                           ATTORNEYS AT LAW

                            PENTHOUSE SUITE
                          29 WEST 57TH STREET
                           NEW YORK, NY 10019
                       TELEPHONE   (212) 980-0408
                       FACSIMILE   (212) 980-7055

                                    August 15, 1996

ImClone Systems Incorporated
180 Varick Street
New York, New York 10014

                       IMCLONE SYSTEMS INCORPORATED
                           1,850,000 Shares
                       Common Stock, $.001 par value
                     Registration Statement on Form S-8
                     ----------------------------------

Ladies and Gentlemen:

          I am acting as special counsel to ImClone Systems Incorporated, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to an aggregate of 1,850,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, which may be purchased by the holders of options granted pursuant to the ImClone Systems Incorporated 1996 Incentive Stock Option Plan and the ImClone Systems Incorporated 1996 Non-Qualified Stock Option Plan (collectively, the "Plans") and by the holders of certain warrants of the Company issued to certain employees, consultants, officers and directors of the Company (collectively, the "Warrants").

          This opinion is being furnished pursuant to the requirements applicable to Item 8 of Part II of the Registration Statement.

          In connection with this opinion, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents, agreements or other instruments of the Company and its subsidiaries, orders, rulings and certificates of public officials, officers and representatives of the Company and its subsidiaries and such other persons, have made investigations of law, and have discussed with officers and other representatives of the Company and its subsidiaries such questions of fact, as I have

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ImClone Systems Incorporated
August 15, 1996
Page 2


deemed proper and necessary as a basis for the opinions hereinafter expressed.

          In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

          I do not purport to express an opinion herein concerning any laws other than the laws of the State of New York and the General
Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized and that (1) when the Registration Statement shall have become effective, (2) when the provisions of the securities and blue sky laws of certain jurisdictions shall have been complied with and (3) when the Shares, certificates for which shall have been duly executed, shall have been duly delivered against payment of the consideration therefor in accordance with the Plans or the Warrants, as the case may be, the Shares will be legally issued and fully-paid and non-assessable under the laws of the State of Delaware.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ BRIAN W. PUSCH
                                    Brian W. Pusch

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